Exhibit 5.1

August 14, 2015

Davies Ward Phillips & Vineberg LLP

File No. 249492

Barrick Gold Corporation

Brookfield Place

161 Bay Street, Suite 3700

Toronto, ON M5J 2S1

Dear Sirs/Mesdames:

We are Ontario and Canadian counsel to Barrick Gold Corporation (the “Company”) in connection with a registration statement on Form F-3 with exhibits thereto dated August 14, 2015 (the “Registration Statement”), which includes the prospectus included therein (the “Prospectus”) and the Special Dividend Reinvestment Plan (the “Plan”) attached as an exhibit thereto, each dated August 14, 2015, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder, relating to the registration of common shares in the capital of the Company (the “Shares”) which may be issued from treasury by the Company pursuant to the Plan.

In connection with the opinions expressed herein, we have considered such questions of law and have examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary. We have also examined the Registration Statement and the Plan, which has been filed with the SEC as an exhibit to the Registration Statement. In such examinations, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies.

As to certain matters of fact relevant to the opinions expressed below, we have relied exclusively upon a certificate of an officer of the Company dated the date hereof. Our opinions herein pertain solely to matters governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, in effect on the date hereof. Further the opinion expressed in paragraph (b) below is limited to the federal income tax laws of Canada in effect on the date hereof, all specific proposals to amend such laws publicly announced by the Minster of Finance (Canada) prior to the date hereof, and our understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency. The statutory provisions, regulations, and interpretations upon which our opinion in paragraph (b) below is based are subject to change, and such changes could apply retroactively. Any such change could affect the continuing validity of the opinion set forth below. We assume no responsibility to advise you of any subsequent changes in existing law or facts, nor do we assume any responsibility to update this opinion with respect to any matters expressly set forth herein, and no opinions are to be implied or may be inferred beyond the matters expressly so stated.

Based upon and relying on the foregoing and subject to the qualification, assumptions and limitations stated herein, we are of the opinion that:

(a)	when the Shares are issued in accordance with the terms of Plan, the Shares will be validly issued as fully paid and non-assessable common shares in the capital of the Company; and

(b)	subject to the qualifications, assumptions, limitations and understandings set out therein, the summary set out in the Prospectus under the heading “Canadian Federal Income Tax Considerations” fairly describes the principal Canadian federal income tax considerations as at the date hereof generally applicable under the Income Tax Act (Canada) and the regulations thereunder to a participant in the Plan to whom such statements are addressed.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name under the captions “Legal Matters” “Enforceability of Civil Liabilities” in the Prospectus included in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

The opinions expressed herein are provided solely for your benefit in connection with the filing of the Registration Statement with the SEC and may not be relied on for any other purpose or relied upon by, or furnished to, any other person, firm or corporation, or quoted from or referred to in any document other than the Registration Statement, or used for any other purpose, without our prior written consent.

Yours very truly,

/s/ Davies Ward Phillips & Vineberg LLP